Exhibit 3

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REMOTE VOTING BULLETIN ANNUAL GENERAL MEETING OF OI S.A. - IN JUDICIAL REORGANIZATION TO BE HELD ON 04/28/2017
1. Name and e-mail address of the shareholder: Name: Email:
2. CNPJ or CPF of the shareholder:

3. Fill-out Instructions:

The fields above must be filled out with the full name (or trade name) of the shareholder and the enrollment number with the Ministry of Finance, either as a legal entity (CNPJ) or an individual (CPF), in addition to an e-mail address for any contact.

Additionally, for this voting bulletin to be considered valid, and the votes cast herein to be computed in the quorum of the General Meeting:

- all the fields below shall be duly filled out;

- all the pages hereof shall be initialed;

- at the end, the shareholder or its legal representative(s), as the case may be and under the terms of the legislation in force, shall sign the bulletin; and

- the certification of the signatures affixed to the bulletin shall be required.

The shareholders who opt for exercising their voting rights through Remote Voting Bulletin shall observe the other rules and formalities described in item 12.2 of the Company's Reference Form (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

4. Delivery instructions, indicating the possibility of submitting directly to the company or sending fill-out instructions to the bookkeeping agent or to the custodian agent:

The shareholder that opts for exercising its remote voting right, may: (i) fill out and send this bulletin directly to the Company, or (ii) send the filling out instructions to able service providers, pursuant to the guidelines below:

4.1. Exercise of vote through service providers - Remote voting system:

The shareholder that opts to exercise its remote voting right through service providers shall transmit the voting instructions to the respective custodian agents, provided that the rules determined thereby are observed. Therefore, the shareholders shall contact the respective custodian agents and to verify the procedures established thereby for the issue of the voting instructions via Remote Voting Bulletin, as well as the documents and information that may be required thereby for such purpose.

It is worth noting that, as determined by CVM Ruling No. 481, the Central Depository of BM&FBOVESPA, upon receiving the voting instructions of the shareholders, through their respective custodian agents, shall not consider any divergent instructions in relation to one single resolution that have been issued by the same enrollment number in the Individual Taxpayers' Register (CPF) or the National Register of Legal Entities (CNPJ).

4.2. Submission of the bulletin by the shareholder directly to the Company:

The shareholder that opts for exercising their participation right and remote voting right, through the submission of the bulletin directly to the Company, shall forward the following documents to the Office of Investor's Relations of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190):

(i)                 Hard copy of the bulletin, duly filled out, initialed and signed; and

(ii)               Certified copy of the following documents:

(a)               For individuals, official and valid identity document of the shareholder, with picture.

(b)              For legal entities: (i) the last consolidated Bylaws or Articles of Association (as the case may be), jointly with any later amendments that are not consolidated; (ii) corporate documents that evidence the good standing of the representation of the shareholder; and (iii) official and valid identity document of the legal representative of the shareholder, with pictures.

(c)               For investment funds: (i) the last consolidated Regulations of the Investment Fund, jointly with any later amendments that are not consolidated; (ii) the last consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), jointly with any later amendments that are not consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and of the shareholder (as the case may be; and (iv) official and valid identity document of the legal representative of the administrator or manager (as the case may be) and of the shareholder, with pictures.

Regarding the documents indicated in items “(i)” and ‘(ii)” above, the Company requests, as the case may be: (i) signature authentication; and (ii) simple translation for document in a foreign language.

The bulletin, jointly with the required documentation, shall be considered valid only if received by the Company, in order, within seven (7) days prior to the date of the holding of the respective General Meeting, that is, by April 21, 2017. Bulletins received by the Company after this period shall not be considered.

Pursuant to the provisions in article 21-U of CVM Ruling No. 481/2009 (“ICVM 481”), the Company shall notify the shareholder, through the e-mail address informed in the remote voting bulletin, if the documents received are sufficient for the vote to be considered valid, or the procedures and terms for rectification or new submission, if necessary.

The shareholder participating in the fungible custody of shares of BM&FBOVESPA that opts for exercising their remote voting right through submission of the bulletin directly to the Company shall also present an updated statement of its equity position issued by the custodian institution (notably, the statement issued by BM&FBOVESPA). In addition, without prejudice to the verification of participation that the Company usually employs in its General Meetings, pursuant to the updated participation records of its shareholder base available to the Company, the shareholder shall inform the Company, through electronic address invest@oi.net.br, regarding any movement of the shares held thereby between the base date of such statement and the date of the respective General Meeting, jointly with the proof of said movement.

5. Postal and electronic address for submission of the remote voting bulletin, if the shareholder wishes to deliver the document directly to the company:

Office of Investor’s Relations of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 8º andar, Leblon, CEP 22430-190)

invest@oi.net.br

6. Appointment of an institution contracted by the company to provide the service of bookkeeping of securities:

Bookkeeping Agent: Banco do Brasil

Telephone: (21) 3808-3715

The shareholder may send the remove voting instructions upon delivery of the voting bulletin in one of the branches of Banco do Brasil S.A. with certified copies of the identification documents, for: a) individuals: identity card, Proof of Residence issued less than 90 days prior; b) legal entities/investment funds: bylaws/ articles of association/ regulations, documents evidencing the representation and identity card of the representative;
and c) shareholders with tax residence abroad: additionally, documents evidencing the origin of the funds according to CMN Resolution 4,373 or Law 4,131 and other related legislations shall be required.

7. Agenda:

7.1. Take the the Management’s accounts and examine, discuss and vote on the Management’s Report and the Financial Statements for the financial year ended on December 31, 2016, together with the Independent Auditors’ report and the Fiscal Council:

[ ] Approve [ ] Reject [ ] Abstain

7.2. Examine, discuss and vote on the Management Proposal for the allocation of the results for the fiscal year ended on December 31, 2016[1]: [ ] Approve [ ] Reject [ ] Abstain
7.3. Determine the annual global amount of compensation for the Management and the members of the Company’s fiscal council; [ ] Approve [ ] Reject [ ] Abstain

7.4. Ratify the election to the Board of Directors, to complement the term of office, of the members holding positions of the Board of Directors appointed, pursuant to article 150 of Law 6,404/76, in Meetings of the Board of Directors held on 08.12.2016 and 09.14.2016:

1 The Administration's Proposal is available at the Empresas.net system of the Brazilian Securities Commission - CVM (www.cvm.gov.br) and on the Investors' Relations webpage of the Company (www.oi.com.br/ri).

Ricardo Reisen de Pinho (Effective Member)

Marcos Duarte Santos (Effective Member)

Demian Fiocca (Effective Member)

Hélio Calixto da Costa (Effective Member)

Blener Braga Cardoso Mayhew (Alternate Member)

Luis Manuel da Costa de Sousa Macedo (Alternate Member)

Nelson Sequeiros Rodriguez Tanure (Alternate Member)

José Manuel Melo da Silva (Alternate Member)

[ ] Approve [ ] Reject [ ] Abstain

7.5. Elect the members of the Fiscal Council and their respective alternates:

Jose Claudo Rego Aranha (Effective Member)

Alvaro Bandeira (Alternate Member)

Pedro Wagner Pereira Coelho (Effective Member)

Piero Carbone (Alternate Member)

Gilberto Braga (Effective Member)

Felipe Bueno da Silva (Alternate Member)

[ ] Approve [ ] Reject [ ] Abstain

8. If the performance of a second call notice regarding the AGM is necessary, can the voting instructions set forth in this Remote Voting Bulletin be considered also in the event of resolution of the AGM matters in a second call notice?

[ ] Approve [ ] Reject [ ] Abstain

[City], [date]

_____________________________________________

[Name of Shareholder]